Exhibit 10.1

MAGUIRE PROPERTIES, INC.
DIRECTOR STOCK PLAN

Maguire Properties, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland, hereby adopts this Maguire Properties, Inc. Director Stock Plan (the “Plan”).  The Plan is established to allow non-employee directors of the Company to obtain or increase their proprietary interest in the Company through the ownership of shares of the Company’s common stock by electing to have a portion of the annual compensation otherwise payable in cash applied to the purchase of shares.

ARTICLE I
DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board

“Board” shall mean the Board of Directors of the Company.

Section 1.2 - Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

“Committee” shall mean the Compensation Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan).  The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule.

Section 1.4 – Common Stock

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

Section 1.5 - Company

“Company” shall mean Maguire Properties, Inc., a Maryland corporation.

Section 1.6 - Director

“Director” shall mean a member of the Board who is not an Employee.

Section 1.7 – Director Compensation

“Director Compensation” shall mean the amount of fixed cash compensation payable to a Director as determined by the Board from time to time for each Plan Year, including any annual retainer fee and compensation for services rendered as a member of a committee of the Board or a chairperson of such committee, and further subject to the terms and conditions set forth in the Plan.

Section 1.8 – Employee

“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code and the regulations and revenue rulings thereunder) of the Company, including any subsidiary or affiliate thereof.

Section 1.9 – Exchange Act

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended from time to time.

Section 1.10 - Fair Market Value

“Fair Market Value” shall mean, as of any given date, (a) if the Common Stock is traded on an exchange, the closing price of a share of Common Stock for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Common Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.11 - Plan

“Plan” shall mean the Maguire Properties, Inc. Director Stock Plan, as amended from time to time.

Section 1.12 – Plan Year

“Plan Year” shall mean a calendar year.

Section 1.13 – REIT

 “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

ARTICLE II
ISSUANCE OF SHARES

Section 2.1 - Authorization to Issue Common Stock

(a) The Company is authorized to issue shares of Common Stock under the Plan in payment of the portion of the Director Compensation otherwise payable in cash to any Director who elects to receive such shares of Common Stock in accordance with Section 2.2 below.

(b) The shares of Common Stock issuable under the Plan may be either previously authorized but unissued shares or treasury shares.

Section 2.2 – Election to Receive Director Compensation in the Form of Common Stock

(a) For each Plan Year, a Director may irrevocably elect to apply a portion of the total Director Compensation otherwise payable in cash to him or her for such Plan Year towards the acquisition of shares of Common Stock, subject to the following terms and conditions and the terms and conditions otherwise set forth in the Plan:

(i)  Such election may be made with respect to no less than ten percent (10%) and no more than fifty percent (50%) of the Director Compensation payable for such Plan Year.

(ii) Subject to paragraphs (iii) and (iv) below, an election made with respect to Director Compensation for a given Plan Year must be made not later than the last day of the Plan Year immediately preceding the Plan Year with respect to which the Director Compensation is earned by the Director.

(iii) An individual who initially becomes a Director during a Plan Year may make such election with respect to the portion of the Director Compensation payable for the period commencing on the first day of the calendar quarter immediately following the date on which he or she initially becomes a Director and ending on the last day of such Plan Year.  Any such election under this paragraph (iii) must be made no later than the last day of the calendar quarter that includes the date on which such individual initially becomes a Director.

(iv) Solely with respect to the Plan Year ending December 31, 2009, a Director may make such election with respect to the portion of the Director Compensation payable for the period beginning on October 1, 2009 and ending on December 31, 2009.  Any such election under this paragraph (iv) must be made no later than September 30, 2009.

(b) Each election hereunder shall be made by delivering to the Committee (or its designee) an election form (which may be in paper or electronic format) prescribed by the Committee from time to time.  Elections for a given Plan Year may not be revoked after the last day of the immediately preceding Plan Year.  If a Director fails to deliver an election form for a given Plan Year prior to the commencement of such Plan Year, the Director will receive the Director Compensation payable for such Plan Year in the form of cash only.

(c) Each Director who delivers a timely election to receive shares of Common Stock with respect to a portion of the Director Compensation payable for a Plan Year in accordance with paragraph (a) above shall automatically be issued, on the date(s) on which such Director Compensation would otherwise be payable in cash, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Director Compensation with respect to which such Director has made an election hereunder, by (ii) the Fair Market Value per share of Common Stock on the date that such Director Compensation would otherwise be payable in cash; provided, that any fractional share of Common Stock shall be paid in cash.

Section 2.3 - Tax Withholding

The Company shall have the authority and the right to deduct or withhold, or require the Director to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning the Director arising as a result of the Plan.  The Committee may in its sole discretion and in satisfaction of the foregoing requirement allow a Director to elect to have the Company withhold shares of Common Stock otherwise issuable in payment of the Director Compensation (or allow the surrender of shares of Common Stock).  The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

ARTICLE III
ADMINISTRATION

Section 3.1 - Duties and Powers of the Committee

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules or regulations of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded.

Section 3.2 - Expenses; Professional Assistance; Good Faith Actions

All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Directors to whom shares of Common Stock are issued and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

Section 3.3 - Conditions to Issuance of Shares

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock, unless and until the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Committee may require that a Director make such reasonable covenants, agreements and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded.  The Committee may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Committee shall have the right to require any Director to comply with any timing or other restrictions with respect to any election and/or payment under the Plan, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) No fractional shares of Common Stock shall be issued.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Director certificates evidencing shares of Common Stock issued in connection with any issuance and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

Section 3.4 - Compliance with Laws

The Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and any agreements entered into under the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

ARTICLE IV
OTHER PROVISIONS

Section 4.1 - Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.

Section 4.2 - Governing Law

 The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

Section 4.3 – REIT Status

The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No shares of Common Stock shall be issued under the Plan:

(a)  to the extent that such issuance could cause a Director (or any other person) to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or

(b)  if, in the discretion of the Committee, such issuance could impair the Company’s status as a REIT.

Section 4.4 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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           I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Maguire Properties, Inc. on July 23, 2009.

Executed on this 23rd day of July, 2009.

By:	/s/ JONATHAN L. ABRAMS
Name: Jonathan L. Abrams
Title: Secretary